KramerWeisman
and Associates, LLP
Certified Public Accountants

12515 Orange Drive ■ Suite 814 ■ Davie, Florida 33330 ■ 954.475.1260 Phone ■ 954.475.1221 Fax ■ www.kwacpa.com

June 30, 2010

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: My Catalogs Online, Inc.
File Reference No. 333-163439

We were previously the independent registered public accounting firm for My Catalogs Online, Inc. and under the date of March 8, 2010, we reported on the financial statements of My Catalogs Online, Inc as of September 30, 2009 and for the period from January 26, 2009 (inception) to September 30, 2009.

Effective May 13, 2010, we resigned as the independent registered public accounting firm. We have read My Catalog Online, Inc's disclosures included "Changes in Registrant's Certifying Accountant" on My Catalogs Online, Inc's Form S-1/A3 dated June 30, 2010 to be filed with the Securities and Exchange Commission and we agree with such statements as they pertain to Kramer Weisman and Associates LLP.

Very truly yours,

Kramer Weisman and Associates LLP

KRAMER WEISMAN AND ASSOCIATES LLP